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                                                                     EXHIBIT 2.1

                                 FIRST AMENDMENT
                         TO AGREEMENT AND PLAN OF MERGER

                  FIRST AMENDMENT (this "First Amendment"), dated as of August 21, 2003, by and among URS Corporation, a Delaware corporation ("Parent"), URS Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("EG&G Merger Sub"), URS-LSS Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Lear Merger Sub" and together with EG&G Merger Sub, the "Merger Subs"), and EG&G Technical Services Holdings, L.L.C. (the "Holder Representative").

                  WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of July 16, 2002 (the "Original Agreement"), by and among Parent, the Merger Subs, Carlyle-EG&G Holdings Corp., a Delaware corporation ("EG&G" or a "Target Company"), Lear Siegler Services, Inc., a Delaware corporation ("Lear" or a "Target Company" and, together with EG&G, the "Target Companies"), and the Holder Representative, EG&G was merged with and into EG&G Merger Sub and Lear was merged with and into Lear Merger Sub (collectively, the "Mergers");

                  WHEREAS, pursuant to the Original Agreement, Parent, the Merger Subs and the Target Companies made certain representations, warranties, covenants and agreements in connection with the Mergers; and

                  WHEREAS, Parent, the Merger Subs, the Target Companies and the Holder Representative desire to amend the Original Agreement in the manner contemplated hereby in order to permit Parent and the other Parent Indemnitees (or any person claiming by or through them) to make certain claims for damages in connection with the Original Agreement beyond the one-year period set forth in the Original Agreement.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                DEFINITIONS; ETC.

                  1.1 Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Original Agreement.

                  1.2 Effect on the Original Agreement. Except as expressly provided in this First Amendment, all of the terms, conditions, restrictions and other provisions contained in the Original Agreement shall remain in full force and effect. All references to the "Agreement" herein and in the Original Agreement shall refer to the Original Agreement as amended by this First Amendment.

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                                   ARTICLE II

                                   AMENDMENTS

                  2.1 Amendment of Section 8.01(a). Section 8.01(a) of the Original Agreement is hereby amended in its entirety to read as follows:

                           (a) The representations and warranties made by the Target Companies (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in the Target Companies Closing Certificate) shall survive the Closing and shall expire on the Expiration Date applicable to such representations and warranties, respectively; provided, however, that if, at any time prior to the Expiration Date applicable to any particular representation or warranty, any Indemnitee (as defined in Section 10.02) (acting in good faith) delivers to the Holder Representative a written notice alleging the existence of an inaccuracy in or a breach of any such representation or warranty made by the Target Companies (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.02 based on such alleged inaccuracy or breach (a "Claim Notice"), then the claim asserted in such Claim Notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

                  2.2 Amendment of Section 8.06. Section 8.06 of the Original Agreement is hereby amended by deleting "Escrow Stock Fund" and replacing those words with "Stock Escrow Fund."

                  2.3      Amendment to Section 8.07. The third sentence of
Section 8.07 of the Original Agreement is hereby amended by deleting "8.02 or"; ", as applicable,"; and "Holder Representative, in the case of a Parent Indemnitee, or" and inserting a new sentence immediately following the third sentence of Section 8.07 to read in its entirety as follows:

         No Indemnitee shall be entitled to indemnification pursuant to Section
         8.02 unless such Indemnitee asserts such claim for indemnification prior to the Expiration Date applicable to the representation or warranty in question by providing written notice of such claim to the Holder Representative.

                  2.4 Amendment of Section 10.02. Section 10.02 of the Original Agreement is hereby amended to add the following definition:

   "Expiration Date" means the date that is the one year anniversary of the Closing Date, provided, however, that with respect to any claims for recovery relating to or arising out of those matters described on Schedule 8.01(a), the term Expiration Date shall mean the earliest date specified as such by the Holder Representative, which date is both (i) specified in a written notice delivered by the Holder Representative to Parent at least seven (7) days prior to such date and (ii) no earlier than October 21, 2003.

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                  2.5      Schedule 8.01(a). The schedule attached hereto as
Exhibit A shall be attached to the Original Agreement as Schedule 8.01(a).

                                   ARTICLE III

                             CERTAIN REPRESENTATIONS

                  3.1 Each party hereto hereby represents and warrants to each other party that (i) it has full power and authority to execute and deliver this instrument and to consummate the transactions contemplated hereby and (ii) this instrument has been duly executed and delivered by such party and, assuming this instrument constitutes a valid and binding obligation of each other party, this instrument constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

                                   ARTICLE IV

                               GENERAL PROVISIONS

                  4.1 Interpretation. The headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

                  4.2 Governing Law. This First Amendment shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

                  4.3 Counterparts. This First Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of a signed counterpart by facsimile transmission will constitute a party's due execution and delivery of this First Amendment.

                  (Remainder of page intentionally left blank)

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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this First Amendment as of the date first written above.

                                       URS CORPORATION

                                       /s/ Kent Ainsworth
                                       -----------------------------------------
                                           Name: Kent Ainsworth
                                           Title: Executive Vice President and
                                           C.F.O.

                                       URS HOLDINGS, INC.

                                       /s/ Kent Ainsworth
                                       -----------------------------------------
                                           Name: Kent Ainsworth
                                           Title: Executive Vice President and
                                           C.F.O.

                                       URS-LSS HOLDINGS, INC.

                                       /s/ Kent Ainsworth
                                       -----------------------------------------
                                           Name: Kent Ainsworth
                                           Title: Executive Vice President and
                                           C.F.O.

                                       EG&G TECHNICAL SERVICES HOLDINGS, L.L.C., in its capacity as Holder Representative

                                       /s/ Joseph E. Lipscomb
                                        ----------------------------------------
                                           Name: Joseph E. Lipscomb
                                           Title: Vice President